EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-113237 and 333-120717) and Form S-8 (Nos. 333-139874 and 333-207894) of our reports dated May 27, 2022, with respect to the consolidated financial statements and financial statement schedule of Deckers Outdoor Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Los Angeles, California
May 27, 2022